UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): October 4, 2007

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190 East Hanover, New Jersey	07936
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 4, 2007, Comverge, Inc., through its wholly owned subsidiary Alternative Energy Resources, Inc., (“Comverge”) entered into a Direct Load Control Delivery Agreement with The Connecticut Light and Power Company, pursuant to which Comverge will supply up to 130 megawatts of electric capacity over a ten year contract term. The Agreement includes provisions related to Comverge bidding and providing financial assurance for capacity auctions, integration with Advanced Metering Initiatives, indemnification obligations by Comverge, and default provisions if minimum capacity amounts are not achieved. As part of this Agreement, Comverge may place existing assets from its previous ISO New England contract into the new program.

A copy of the Agreement will be included in a subsequent filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated October 8, 2007 (filed herewith).

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and reflects our judgment and understanding of the involved risks and uncertainties as of the date hereof. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including Comverge’s expectations regarding the amount of revenue and the amount of megawatts that will be generated by the Direct Load Control Delivery Agreement and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and other of the company’s filings with the Securities and Exchange Commission. Comverge assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/ Michael Picchi
Name:	Michael Picchi
Title:	Chief Financial Officer

Dated: October 10, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release, dated October 8, 2007 (filed herewith).